Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2008, relating to the consolidated financial statements of American DG Energy Inc., which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ VITALE, CATURANO & COMPANY, LTD

Boston, Massachusetts
May 30, 2008